                     BORROWER SECURITY AND PLEDGE AGREEMENT

     This BORROWER SECURITY AND PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security and Pledge Agreement"), dated as of January 29, 1999, is made by NEXTEL PARTNERS OPERATING CORP., a Delaware corporation (the "Grantor"), in favor of BANK OF MONTREAL, as administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties (as defined below).


                             W I T N E S S E T H :

     WHEREAS, pursuant to a Credit Agreement, dated as of January 29, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Grantor, the various financial institutions as are, or may from time to time become, parties thereto (each, individually, a "Lender", and, collectively, the "Lenders"), DLJ Capital Funding, Inc., as the syndication agent, The Bank of New York, as the documentation agent and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Grantor;

     WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Grantor is required to execute and deliver this Security and Pledge Agreement; and

     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security and Pledge Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuer to make Credit Extensions (including the initial Credit Extension) to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of each Secured Party, as follows:



                                    ARTICLE

                                  DEFINITIONS

     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Security and Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble.

     "Cash Collateral" means an amount of cash and Cash Equivalent Investments at least equal to the Required Balance which shall be held in the Cash Account pursuant to the terms hereof.

     "Collateral" is defined in Section 2.1.

     "Collateral Account" is defined in Section 4.4(c).

     "Commodity Account" means an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

     "Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

     "Commodity Customer" means a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

     "Commodity Intermediary" means (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

     "Computer Hardware and Software Collateral" means:

          (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

          (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;


          (c) all firmware associated therewith;

          (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

          (e) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

     "Control Agreement" means an agreement in form and substance satisfactory to the Administrative Agent which provides for the Administrative Agent to have "control" (as defined in Section 8-106 of the U.C.C., as such term relates to Investment Property (other than certificated Securities or Commodity Contracts), or as used in Section 9-115(e) of the U.C.C., as such term relates to Commodity Contracts).

     "Copyright Collateral" means all copyrights of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

     "Credit Agreement" is defined in the first recital.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Securities constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Securities constituting Collateral made in the ordinary course of business and not a liquidating dividend.

     "Entitlement Holder" means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the U.C.C., such Person is the Entitlement Holder.

     "Equipment" is defined in clause (d) of Section 2.1.

     "Financial Asset" means (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the U.C.C. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person's claims to it is evidenced, including a certificated or an uncertificated Security, a certificate representing a Security or a Security Entitlement.

     "Grantor" is defined in the preamble.

     "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

     "Intercompany Note" means, with respect to the Grantor, as the payee thereunder, a promissory note substantially in the form of Exhibit A hereto (with such modifications as the Administrative Agent may consent to, such consent not to be unreasonably withheld), which promissory note shall evidence all intercompany loans which may be made from time to time by the Grantor to any of its Subsidiaries as the maker of such promissory note, as such promissory note, in accordance with Section 4.2.4, is amended, modified or supplemented from time to time, together with any promissory note of such maker taken in extension or renewal thereof or substitution therefor.

     "Investment Property" means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of the Grantor, whether now owned or hereafter acquired by the Grantor.

     "Inventory" is defined in clause (e) of Section 2.1

     "Lender" and "Lenders" are defined in the first recital.

     "Patent Collateral" means:


          (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of
     Schedule II attached hereto;

          (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

          (c) all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto; and

          (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto, and all rights corresponding thereto throughout the world.

     "Perfection Certificate" means a perfection certificate substantially in the from of Exhibit E hereto.

     "Receivables" is defined in clause (f) of Section 2.1.

     "Related Contracts" is defined in clause (f) of Section 2.1.

     "Secured Party" means, as the context may require, each Lender, the Issuer and each Agent and each of their respective successors, transferees and assigns.

     "Secured Obligations" is defined in Section 2.2.

     "Securities" means any obligations of an issuer or any shares, participations, or other interests in a Person or in property or an enterprise of a Person which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of such issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or
(ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the U.C.C.

     "Securities Account" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

     "Securities Act" is defined in Section 6.2.

     "Security Entitlements" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

     "Security and Pledge Agreement" is defined in the preamble.

     "Security Intermediary" means (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

     "Sub-Agent" means a bank, savings and loan association, credit union or other similar financial institution that (i) is reasonably acceptable to the Syndication Agent and (ii) has delivered to the Administrative Agent an executed Cash Collateral Agreement.

     "Trademark Collateral" means:

          (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule III attached hereto;

          (b) all Trademark licenses, including each Trademark license referred to in Item B of Schedule III attached hereto;

          (c) all reissues, extensions or renewals of any of the items described in clause (a) and (b);

          (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

          (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of
     Schedule III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

     "Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule V attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

     "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security and Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security and Pledge Agreement, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                               SECURITY INTEREST

     SECTION 2.1. Grant of Security. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of the following, whether now or hereafter existing or acquired by the Grantor (the "Collateral"):

          (a) all Intercompany Notes in which the Grantor has an interest (including each Intercompany Note described in Item A of Schedule I hereto);

          (b) all payments of principal, interest and other payments and rights with respect to each Intercompany Note in which the Grantor has an interest;

          (c) all Investment Property in which the Grantor has an interest (including the Securities of each issuer described in Item B of Schedule I hereto);

          (d) all equipment in all of its forms of the Grantor, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (any and all of the foregoing being the "Equipment");

          (e) all inventory in all of its forms of the Grantor, wherever located, including

               (i) all raw materials and other work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

               (ii) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and

               (iii) all goods which are returned to or repossessed by the Grantor,

     and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory");

          (f) all accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (including tax refunds) of the Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles being the "Receivables", and any and all such security agreements, guaranties, leases and other contracts being the "Related Contracts");

          (g) in furtherance of, and not in limitation of, clause (f), any Nextel Operating Agreement to which the Grantor is a party and the Management Agreement (as amended or modified, an "Assigned Agreement"), together with (i) all rights and benefits (whether monetary or otherwise) of the Grantor to receive benefits due and to become due under or pursuant to each Assigned Agreement, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to any Assigned Agreement, (iii) all claims of the Grantor for damages arising out of or for breach or default under any Assigned Agreement, (iv) all rights of the Grantor to terminate any Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (v) to the extent not included in the foregoing, all proceeds of any and all of the foregoing;

          (h) all Intellectual Property Collateral of the Grantor;

          (i) the Cash Account, the Collateral Account and each lock box of the Grantor (including all cash, checks, drafts, notes, bills of exchange, money orders and other like instruments, if any, now owned or hereafter acquired, held therein (or in sub-accounts thereof) and all certificates and instruments, if any, from time to time representing or evidencing such investments, and all interest, earnings and proceeds in respect thereof);

          (j) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this
     Section 2.1;

          (k) all of the Grantor's other property and rights of every kind and description and interests therein; and

          (l) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) through (k), and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, "Collateral" shall not include any general intangibles or other rights described in clause (f) above arising under any contracts, instruments, licenses, permits or leases described in such clause as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained. The Grantor agree to use its best efforts to obtain any such required consent.

     SECTION 2.2. Security for Obligations. This Security and Pledge Agreement secures the payment in full in cash of all monetary Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations of the Borrower and each other Obligor now or hereafter existing under this Security and Pledge Agreement and each other Loan Document to which the Borrower or such other Obligor is or may become a party (all such obligations of such Borrower and such other Obligor being the "Secured Obligations").

     SECTION 2.3. Delivery of Certificated Securities and Intercompany Notes. All Collateral comprised of Intercompany Notes and certificated Securities shall be delivered to and held by or on behalf of (and, in the case of the Intercompany Notes, endorsed to the order of) the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     SECTION 2.4. Dividends on Securities and Payments on Intercompany Notes. In the event that any Dividend is to be paid on any Security that constitutes Collateral or any payment of principal or interest is to be made on any Intercompany Note at a time when no Default of the nature referred to in Section 8.1.9 of the Credit Agreement or Event of Default has occurred and is continuing or would result therefrom, such Dividend or payment may be paid directly to and retained by the Grantor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Administrative Agent.

     SECTION 2.5. Continuing Security Interest; Transfer of Notes. This Security and Pledge Agreement shall create a continuing security interest in the Collateral and shall

          (a) remain in full force and effect until payment in full in cash of all Secured Obligations then due, the termination or expiration of all Letters of Credit and the termination of all Commitments,

          (b) be binding upon the Grantor, its successors, transferees and assigns, and

          (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security and Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the payment in full in cash of all Secured Obligations then due, the termination or expiration of all Letters of Credit and the termination of all Commitments, the security interests granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of clause (ii)). Upon any such sale, transfer, disposition or termination, the Administrative Agent will, at the Grantor's sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all applicable certificated Securities and all applicable Intercompany Notes, together with all other applicable Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

     SECTION 2.6. Grantor Remains Liable. Anything herein to the contrary notwithstanding

          (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security and Pledge Agreement had not been executed,

          (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

          (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security and Pledge Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. The Grantor represents and warrants to each Secured Party as set forth in this Article III.

     SECTION 3.2. As to Securities. All Securities issued by a Subsidiary of the Grantor are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding Securities of such Subsidiary.

     SECTION 3.3. As to Intercompany Notes. In the case of each Intercompany Note, all of such Intercompany Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

     SECTION 3.4. Location of Collateral, etc. All of the lock boxes, Equipment and Inventory of the Grantor are respectively located at the places specified in Section 3 of the Perfection Certificate delivered by the Grantor. None of the Equipment and Inventory has, within the four months preceding the date of this Security and Pledge Agreement (if then owned by the Grantor), been located at any place other than the places specified in Section 3 of the Perfection Certificate delivered by the Grantor. The place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables is ________. The Grantor has no trade names. During the four months preceding the date hereof, the Grantor has not been known by any legal name nor has it had a federal taxpayer identification number different from the ones set forth in Section 1(a) and 2(a), respectively, of the Perfection Certificate delivered by the Grantor, nor has the Grantor been the subject of any merger or other corporate reorganization, except as disclosed pursuant to Section 1(c) of the Perfection Certificate delivered by the Grantor. All Receivables evidenced by a promissory note or other instrument, negotiable document or chattel paper have been duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent and delivered and pledged to the Administrative Agent pursuant to Section 4.10. If the Grantor is a party to any Federal, state or local government contract, the Grantor shall duly comply with the terms of the

Federal Assignment of Claims Act, to the extent required herein to perfect the first priority security interest in favor of the Administrative Agent.

     SECTION 3.5. Ownership, No Liens, etc. The Grantor owns its Collateral free and clear of any Lien except for the security interest created by this Security and Pledge Agreement and, except in the case of Collateral not consisting of Securities and Intercompany Notes, as permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Security and Pledge Agreement or as have been filed in connection with Liens permitted pursuant to Section 7.2.3 of the Credit Agreement.

     SECTION 3.6. Possession and Control. The Grantor has exclusive possession and control of its Equipment and Inventory.

     SECTION 3.7. Negotiable Documents, Instruments and Chattel Paper. The Grantor has, contemporaneously herewith, delivered to the Administrative Agent possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by the Grantor (duly endorsed in blank, if requested by the Administrative Agent).

     SECTION 3.8.Intellectual Property Collateral. With respect to any Intellectual Property Collateral the loss, impairment or infringement of which might have a Material Adverse Effect:

          (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

          (b) such Intellectual Property Collateral is valid and enforceable;

          (c) the Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world;

          (d) the Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

          (e) the Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every such item of Intellectual Property Collateral in full force and effect throughout the world, as applicable.

The Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of the Grantor's business.

     SECTION 3.9. Validity, etc. This Security and Pledge Agreement creates a valid first priority security interest in the Collateral (subject to Section 9-306 of the U.C.C. and Liens permitted pursuant to Section 7.2.3 of the Credit Agreement) securing the payment of the Secured Obligations, and

          (a) in the case of Collateral comprised of certificated Securities or instruments, upon the delivery of such Collateral to the Administrative Agent, such security interest will be a valid first priority perfected security interest;

          (b) in the case of Collateral comprised of uncertificated Securities and other Investment Property (other than certificated Securities), upon the Administrative Agent obtaining "control" (as defined in Section 8-106 of the U.C.C., as such term relates to Investment Property (other than certificated Securities or Commodity Contracts), or as used in Section 9-115(e) of the U.C.C., as such term relates to Commodity Contracts) of such Collateral and the filing of the Uniform Commercial Code financing statements delivered by the Grantor having an interest in such Collateral to the Administrative Agent with respect to such Collateral, such security interest will be a valid first priority perfected security interest; and

          (c) in the case of all other Collateral in which a security interest can be perfected by the filing of the Uniform Commercial Code financing statements, upon the filing of such financing statements delivered by the Grantor to the Administrative Agent with respect to such Collateral in the filing offices set forth in Schedule I to the Perfection Certificate, such security interest will be a valid first priority perfected security interest.

The Grantor has filed all Uniform Commercial Code financing statements referred to above in the appropriate offices therefor (or has provided the Administrative Agent with copies thereof suitable for filing in such offices) and has taken all of the other actions referred to above necessary to create perfected, first-priority security interests in the applicable Collateral.

     SECTION 3.10. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect (or otherwise provided for to the satisfaction of the Administrative Agent), no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

          (a) for the grant by the Grantor of the security interest granted hereby, the pledge by the Grantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Security and Pledge Agreement by the Grantor,

          (b) for the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder, or

          (c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Security and Pledge Agreement, or, except, with respect to any Securities issued by a Subsidiary of the Grantor, as may be required in connection with a disposition of such Securities by laws affecting the offering and sale of securities generally or the rules and regulations of the FCC, the remedies in respect of the Collateral pursuant to this Security and Pledge Agreement.

     SECTION 3.11. Compliance with Laws. The Grantor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.


                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1. Certain Covenants. The Grantor covenants and agrees that, until payment in full of all Secured Obligations then due, the termination or expiration of all Letters of Credit and the termination of all Commitments, the Grantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with and be bound by the obligations set forth in this Article IV.

     SECTION 4.2. As to Investment Property and Intercompany Notes; Etc.

     SECTION 4.2.1. Certificated Securities. The Grantor shall cause each of its Subsidiaries to evidence all equity interests in such Subsidiaries by certificated Securities. The Grantor shall deliver certificates evidencing all of the issued and outstanding shares of Capital Stock of each Person that is a direct Subsidiary of the Grantor from to time (including, following the License Transfer, all of the issued and outstanding shares of Capital Stock of the Nextel License Subsidiary), which certificates shall be accompanied by undated stock powers duly executed in blank.

     SECTION 4.2.2. Investment Property (other than Certificated Securities). With respect to any Investment Property (other than certificated Securities) of the Grantor, the Grantor shall

(a) cause a Control Agreement relating to such Investment Property to be executed and delivered in favor of the Administrative Agent and (b) deliver Uniform Commercial Code financing statements which when filed will result in the Administrative Agent having a first priority perfected security interest in such Investment Property.

     SECTION 4.2.3. Stock Powers, etc. The Grantor agrees that all certificated Securities constituting Collateral delivered by the Grantor pursuant to this Security and Pledge Agreement will be accompanied by duly executed undated blank stock powers or other equivalent instruments of transfer acceptable to the Administrative Agent. The Grantor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Securities constituting Collateral into the name of any nominee designated by the Administrative Agent.

     SECTION 4.2.4. Continuous Pledge. Subject to any sale or other transfer of Collateral in accordance with Section 7.2.9 of the Credit Agreement or until such time as all Secured Obligations then due have been paid in full, all Letters of Credit have terminated or expired and all Commitments have terminated, the Grantor will, at all times, keep pledged to the Administrative Agent pursuant hereto on a first priority perfected basis all Investment Property constituting Collateral, all Dividends and Distributions with respect thereto, all Intercompany Notes, all interest, principal and other proceeds received by the Administrative Agent with respect to the Intercompany Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Grantor in respect of any of the foregoing Collateral and will not permit any Subsidiary of the Grantor to issue any Securities which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

     SECTION 4.2.5. Voting Rights; Dividends, etc. The Grantor agrees:

          (a) after any Default of the nature referred to in Section 8.1.9 of the Credit Agreement or any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by the Grantor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with clause (b) of Section 6.1; and

          (b) after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Grantor of the Administrative Agent's intention to exercise its voting power under this
     Section 4.2.5(b)

               (i) subject to FCC approval, the Administrative Agent may exercise (to the exclusion of the Grantor) the voting power and all other incidental rights of ownership with respect to any Securities or other Investment Property constituting Collateral and the Grantor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Securities and such other Collateral; and

               (ii) promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Grantor but which the Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Grantor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.2.5(b), the Grantor shall have the exclusive voting power with respect to any Securities constituting Collateral and the Administrative Agent shall, upon the written request of the Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Grantor which are necessary to allow the Grantor to exercise voting power with respect to any such Securities; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Grantor that would impair any such Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Security and Pledge Agreement).

     SECTION 4.2.6. Amendment of Organic Documents. The Grantor will not amend, supplement or otherwise modify, or permit, consent or suffer to occur any amendment, supplement or modification of any terms or provisions contained in, or applicable to, any Organic Document of any issuer of any Security comprising the Collateral in which it has an equity interest if the effect thereof is to impair, or is in any manner adverse to, the rights or interests of the Administrative Agent or any other Secured Party hereunder or under the Credit Agreement or any other Loan Document, without the prior written consent of the Administrative Agent and the Required Lenders.

     SECTION 4.3. As to Equipment and Inventory. The Grantor hereby agrees that it shall

          (a) keep all the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in
     Section 3.4 or, upon 30 days' prior written notice to the Administrative Agent, at such other places in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.9) shall be true and correct, and all action required pursuant to the first sentence of Section 4.10 shall have been taken with respect to the Equipment and Inventory;

          (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual; and forthwith, or in the case of any loss or damage to any such Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Administrative Agent a statement respecting any loss or damage to any of such Equipment which could reasonably be expected to have a Material Adverse Effect; and

          (c) pay promptly when due all property and other material taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

          SECTION 4.4. As to Receivables.

          (a) The Grantor shall keep its chief executive office and the office where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidences Receivables, located at the address set forth in Section 3.4 and shall keep its other places of business at the addresses set forth in Section 3 of the Perfection Certificate delivered by the Grantor, or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.10 shall have been taken with respect to the Receivables and other Collateral; not change its name or federal taxpayer identification number except upon 30 days' prior written notice to the Administrative Agent; hold and preserve such records and chattel paper; and permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper. In addition, the Grantor shall give the Administrative Agent a supplement to such Perfection Certificate on each date a Compliance Certificate is required to be delivered to the Administrative Agent under the Credit Agreement, which shall set forth any changes to the information set forth in Section 3.4.

          (b) The Grantor shall have the right to collect all Receivables so long as no Default of the nature set forth in Section 8.1.9 of the Credit Agreement nor any Event of Default shall have occurred and be continuing.

          (c) After the occurrence and during the continuance of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, upon written notice by the Administrative Agent to the Grantor pursuant to this Section 4.4(c), all proceeds of Collateral received by the Grantor shall be delivered in kind for deposit to an account maintained with the Administrative Agent (the "Collateral Account"). Proceeds of

     Collateral (other than Cash Collateral) received by the Grantor shall, prior to deposit in the Collateral Account, be held separate and apart from, and not commingled with, any other property and in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Collateral Account.

          (d) The Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or payable upon demand or to the payment of any Secured Obligations at any time that an Event of Default shall have occurred and be continuing.

          (e) With respect to the Collateral Account, it is hereby confirmed and agreed that (i) deposits in each Collateral Account are subject to a security interest as contemplated hereby, (ii) the Collateral Account shall be under the sole dominion and control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over the Collateral Account.

     SECTION 4.5. As to Collateral.

          (a) Until the occurrence and continuance of a Default of the nature set forth in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or an Event of Default, and such time as the Administrative Agent shall notify the Grantor of the revocation of such power and authority, the Grantor may in the ordinary course of its business (except as otherwise permitted under the Credit Agreement), at its own expense, process, store, transport, sell, lease or furnish under the contracts of service any of the Inventory normally held by the Grantor for such purpose, and use and consume, in the ordinary course of its business (except as otherwise permitted under the Credit Agreement), any raw materials, work in process or materials normally held by the Grantor for such purpose, will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral, including the taking of such action with respect to such collection as the Administrative Agent may reasonably request following the occurrence of a Default of the nature set forth in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or an Event of Default or, in the absence of such request, as the Grantor may deem advisable, and may grant, in the ordinary course of business (except as otherwise permitted under the Credit Agreement), to any party obligated on any of the Collateral (other than Cash Collateral), any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Administrative Agent, however, may, at any time following a Default of the nature set forth in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or an Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent following a Default of the nature set forth in
     Section 8.1.9 of the Credit Agreement or an Event of Default, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

          (b) Following a Default of the nature set forth in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or an Event of Default, the Administrative Agent is authorized to endorse, in the name of the Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.

          (c) Subject to Section 4.4(c), the Grantor shall have the right to receive and retain all cash and cash equivalent proceeds of Collateral (other than Cash Collateral) to be applied as permitted by the Loan Documents.

     SECTION 4.6. As to Intellectual Property Collateral. The Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of the Grantor:

          (a) the Grantor shall not, unless the Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of the Patent Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable;

          (b) the Grantor shall not, and the Grantor shall not permit any of its licensees to, unless the Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of the Trademark Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise,

               (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use,

               (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral,

               (C) fail to employ all of the Trademark Collateral registered with any

          Federal or state or foreign authority with an appropriate notice of such registration,

               (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral,

               (E) use any of the Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, and

               (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable;

          (c) the Grantor shall not, unless the Grantor shall either reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to the Grantor, or have a valid business purpose to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof;

          (d) the Grantor shall notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

          (e) in no event shall the Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

          (f) the Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a),
     (b) and (c)); and

          (g) the Grantor shall, contemporaneously herewith, execute and deliver to the Administrative Agent a Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement in the forms of Exhibit B, Exhibit C and Exhibit D hereto, and shall execute and deliver to the Administrative Agent any other document required to acknowledge or register or perfect the Administrative Agent's interest in any part of the Intellectual Property Collateral.

     SECTION 4.7. Insurance. The Grantor will maintain or cause to be maintained with responsible insurance companies insurance with respect to its business and properties (including the Equipment and Inventory) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by the Grantor in accordance with this Section. Without limiting the foregoing, the Grantor further agrees as follows:

          (a) Each policy for property insurance shall show the Administrative Agent as loss payee.

          (b) Each policy for liability insurance shall show the Administrative Agent as an additional insured.

          (c) With respect to each life insurance policy (if any), the Grantor shall, within thirty days of the date hereof or the date on which such policy becomes effective, execute and deliver to the Administrative Agent a collateral assignment, notice of which has been acknowledged in writing by the insurer.

          (d) Each insurance policy shall provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insured.

          (e) The Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent a copy of each insurance policy.

          (f) Except to the extent otherwise permitted under the Credit Agreement, all payments in respect of property insurance and life insurance shall be deposited to the Collateral Account and if there shall be no Collateral Account shall be paid to the Grantor.

     SECTION 4.8. Transfers and Other Liens. The Grantor shall not:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or as permitted by the Credit Agreement; or

          (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security and Pledge Agreement and except as permitted by the Credit Agreement.

     SECTION 4.9. Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will

          (a) if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Administrative Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

          (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;

          (c) not enter into any agreement amending, supplementing, or waiving any provision of any Intercompany Note (including any underlying instrument pursuant to which such Intercompany Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof without the prior written consent of the Administrative Agent;

          (d) promptly execute and deliver all further instruments and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral;

          (e) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Intercompany Note or other instrument constituting Collateral; and

          (f) furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Security and Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     SECTION 4.10. As to the Cash Account.

          (a) The Grantor shall establish and maintain a Cash Account pursuant to a Cash Collateral Agreement in the name of the Administrative Agent for the benefit of the Secured Parties. This Security and Pledge Agreement shall constitute the Cash Collateral Agreement with respect to any Cash Account maintained with the Administrative Agent. The Grantor may maintain a Cash Account which is not established with the Administrative Agent so long as the Grantor shall have obtained an executed Cash Collateral Agreement with respect to such Cash Account. The Cash Account shall be funded with the proceeds of the Loans made on the Closing Date, and, at all times until the earlier to occur of (i) the License Transfer and (ii) 395 days after the Closing Date, the aggregate balance of the Cash Accounts shall not be less than the Required Balance.

          (b) Each Cash Account shall be under the sole dominion and control of the Administrative Agent, or a Sub-Agent acting on behalf of the Administrative Agent, and the Administrative Agent, or a Sub-Agent acting on behalf of the Administrative Agent, shall have the sole right of withdrawal over such Cash Account; provided however, that, the Grantor shall be permitted to withdraw or transfer all or any portion of the amounts on deposit in such Cash Account upon prior notice thereof to the Agents so long as after giving effect to any such withdrawal or transfer, the amount on deposit in such Cash Account is not less than the Required Balance.

          (c) The Grantor, or a Sub-Agent acting on behalf of the Administrative Agent, shall furnish the Administrative Agent with monthly statements specifying the names and addresses of the financial institutions where each Cash Account is maintained, the account numbers of each Cash Account, the amounts withdrawn or transferred from, and the balances of, each Cash Account at the close of business on the last day of such calendar month, and such other information relating to such Cash Account at or such times as shall be reasonably requested by the Administrative Agent. At any time and from time to time, the Administrative Agent shall have the right, upon reasonable advance notice to the Grantor and at reasonable intervals, to make test verifications of each Cash Account in any manner and through any medium that it reasonably considers advisable and the Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. At any time and from time to time, upon the Administrative Agent's reasonable request, at reasonable intervals and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, test verifications of, and trial balances for, the Cash Accounts.

          (d) The Grantor shall instruct the Administrative Agent, or Sub-Agent acting on behalf of the Administrative Agent, to invest funds on deposit in any Cash Account from time to time, at the risk and expense of the Grantor, in Cash Equivalent Investments as the Grantor shall select (or, so long as any Event of Default shall have occurred and be continuing, as the Administrative Agent may in its discretion select). In the event that the aggregate cash balance in the Cash Accounts as of any day is less than the Required Balance, the Administrative Agent may (but shall not be obligated to) liquidate the Cash Equivalent Investments held in any Cash Account in such manner as the Administrative Agent may deem necessary in order to obtain cash sufficient to maintain the Required Balance and to pay any expenses and charges incurred in connection with effecting any such liquidation, which expenses and charges the Administrative Agent shall be authorized to pay with cash on deposit in the Cash Accounts.

          (e) The Grantor agrees to pay any and all reasonable fees, costs and expenses which the Administrative Agent incurs in connection with establishing and maintaining the Cash Accounts.

          (f) The Grantor's right to withdraw amounts on deposit in the Cash Accounts (except in respect of interest, so long as the aggregate cash balance in the Cash Accounts as of any day is not less than the Required Balance) shall be subject at all times to the later to occur of (i) the License Transfer and (ii) delivery to the Administrative Agent of executed copies of the Uniform Commercial Code (Form UCC-3) termination statements referred to in Section 7.1.14 of the Credit Agreement.


                                   ARTICLE V

                            THE ADMINISTRATIVE AGENT

     SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Administrative Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security and Pledge Agreement, including:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

          (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

          (d) to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to Section 4.9).

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. 5.2.ab SECTION Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.4.

     SECTION 5.3. Administrative Agent Has No Duty. In addition to, and not in limitation of, Section 2.6, the powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

          (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

          (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                   ARTICLE VI

                                    REMEDIES

     SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

               (i) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties, and

               (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.3) in whole or in part by the Administrative Agent for the benefit of the Secured Parties against, all or any part of the Secured Obligations in any such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) The Administrative Agent may

               (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

               (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

               (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

               (iv) endorse any checks, drafts, or other writings in the Grantor's name to allow collection of the Collateral,

               (v) take control of any proceeds of the Collateral, and

               (vi) execute (in the name, place and stead of the Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 6.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Grantor agrees that, upon request of the Administrative Agent, the Grantor will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Grantor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Secured Parties by reason of the failure by the Grantor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Grantor shall fail to perform any of such covenants, such covenants shall be specifically enforceable against the Grantor.

     SECTION 6.3. Indemnity and Expenses.

          (a) The Grantor agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security and Pledge Agreement (including enforcement of this Security and Pledge Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct.

          (b) The Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with

               (i) the administration of this Security and Pledge Agreement,

               (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,

               (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder, and

               (iv) the failure by the Grantor to perform or observe any of the provisions hereof.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1. Loan Document. This Security and Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 7.2. Amendments; etc. No amendment to or waiver of any provision of this Security and Pledge Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Grantor agrees hereunder to perform and which the Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default).

     SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to the Grantor, mailed or telecopied or delivered to it at the address of the Borrower specified in the Credit Agreement, and, if to the Administrative Agent, mailed or telecopied or delivered to it, addressed to it at the address of the Administrative Agent specified in the Credit Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

     SECTION 7.5. Section Captions. Section captions used in this Security and Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Security and Pledge Agreement.

     SECTION 7.6. Severability. Wherever possible each provision of this Security and Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security and Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security and Pledge Agreement.

     SECTION 7.7. Counterparts. This Security and Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

     SECTION 7.8. Governing Law, Entire Agreement, etc. THIS SECURITY AND PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AND PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.9. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT AND THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR THE GRANTOR IN CONNECTION HEREWITH OR THEREWITH. THE GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.




               [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the Grantor has caused this Security and Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     NEXTEL PARTNERS OPERATING CORP.


                                     By: /s/ John D. Thompson
                                        ---------------------------------------
                                        Name: John D. Thompson
                                        Title: Chief Financial Officer,
                                               Treasurer and Secretary




                                     BANK OF MONTREAL, as
                                       Administrative Agent


                                     By: /s/ Karen Klapper
                                        ---------------------------------------
                                        Name: Karen Klapper
                                        Title: Director